Exhibit 99.1

RATTET, PASTERNAK & GORDON OLIVER, LLP

Attorneys for the Debtors

550 Mamaroneck Avenue

Harrison, New York 10528

(914) 381-7400

Jonathan S. Pasternak, Esq. (JP-6107)

Dawn K. Arnold, Esq.  (DA-0642)

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:	Chapter 11
Lead Case No. 07-12841(MG)
IWT TESORO CORPORATION, ET AL.,

Debtors.

ORDER AUTHORIZING AND APPROVING SALE OF SUBSTANTIALLY ALL OF THE DEBTORS’ ASSETS AND ASSUMPTION AND ASSIGNMENT OF CERTAIN NON-RESIDENTIAL REAL PROPERTY LEASES AND EXECUTORY CONTRACTS, FREE AND CLEAR OF LIENS, CLAIMS, AND ENCUMBRANCES, SUBJECT TO THE TERMS OF THE ASSET PURCHASE AGREEMENT AND GRANTING RELATED RELIEF

UPON the motion (the “Motion”) of IWT Tesoro Corporation, International Wholesale Tile, Inc. and American Gres, Inc., the above-captioned debtors and debtors-in-possession in the above-captioned Chapter 11 cases (the “Debtors”), by their attorneys, Rattet, Pasternak & Gordon Oliver, LLP, seeking an order pursuant to §§ 105(a), 363(b) and (f), and 365 of title 11, United States Code, 11 U.S.C. § 101, et seq. (the “Bankruptcy Code”), and Rule 2002, 6004, and 6006 and 1121(d) of the Federal Rules of Bankruptcy Procedure (“F.R.B.P.”) authorizing and approving the sale to New Stream Asset Funding, LLC or its designee (“Purchaser”) of substantially all of the Debtors’ assets including, but not limited to, (i) the Debtors’ interests in the certain executory contracts and unexpired leases, (ii) all furniture, fixtures and equipment, (iii) all inventory, (iv) all accounts receivables, (v) all intellectual property, and (vi) all other assets of the Debtors except those expressly excluded (collectively, the “Assets”), pursuant to the terms of the Asset Purchase Agreement dated January 14, 2008 (the “APA”) by and among the Debtors and Purchaser, which APA was submitted by Purchaser pursuant to the bidding procedures (the “Bidding Procedures”) approved by this Court by Order dated January 4, 2008 (the “Sale Procedures Order”) and which was subject to higher and better offers; and

No other Qualified Bids, as that term is defined in the Bidding Procedures, other than the APA having been submitted, and the APA having been selected as the Stalking Horse Agreement, as that term is used in the Bidding Procedures, and executed by the Debtors and Purchaser, and the APA having been determined in accordance with the Bidding Procedures to be the highest and best Qualified Bid, and the APA having been determined in accordance with the Bidding Procedures to be the Successful Bid, as that term is defined in the Bidding Procedures, and

A hearing having been held on January 22, 2008 for approval of the APA as the Successful Bid and approval of the Motion; and all parties-in-interest having been afforded an opportunity to be heard with respect to the Motion, and the Court having reviewed and considered the Motion, and there being no objections to the Motion filed by any party in interest, and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors and other parties-in-interest, and upon the record of the sale hearing and this case, and after due deliberation thereon, and good cause appearing therefore;

THE COURT HEREBY FINDS AND CONCLUDES:

A. That the Court has jurisdiction over this matter pursuant to 28 U.S.C. §§157 and 1334 and the Standing Order of Referral of Cases to Bankruptcy Judges for the Southern District of New York dated July 10, 1984 (Ward, C.J.). This is a core proceeding under 28 U.S.C. Section 157(b)(2)(A), (M), (N) and (O).

B. That venue of this proceeding in this District is proper under 28 U.S.C. §§1408 and 1409.

C. The statutory predicates for the relief sought in the Motion and the basis for the approvals and authorizations herein are sections 105(a), 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004 and 6006.

D. On October 3, 2007 the Court entered the Final Order (A) Authorizing Debtors To Obtain Post-Petition Financing And Grant Security Interests and Superpriority Administrative Expense Status  Pursuant to 11 U.S.C. Sections 105 and 364(c); (B) Modifying the Automatic Stay Pursuant to 11 U.S.C. Section 362; and (C) Authorizing Debtors to Enter into Agreements with Bank of America (as amended, the “Financing Order”), pursuant to which, among other things, Bank of America, N.A. (“Lender”) has made loans and advances and provided other financial accommodations to Debtors secured by super-priority administrative expense claims and first priority liens upon and security interests in the Collateral (as defined in the Financing Order).

E.  That proper, timely, adequate and sufficient notice of the Motion and the proposed sale has been given pursuant to Bankruptcy Rules 2002 and 6004 and no other or further notice of the Motion or the sale is or shall be required; (ii) the Debtors have demonstrated adequate business justification for approval of the sale as set forth in the APA and for consummation of all transactions contemplated by the APA; (iii) the Debtors have made sufficient efforts under the circumstances to market the Assets and have complied with the Sale Procedures Order, and (iv) no objections to the Motion have been filed by any party-in-interest.

F. Purchaser has complied in all respects with the Bidding Procedures, the APA complies in all respects with the terms of the Bidding Procedures, and the APA represents the highest and best bid received by the Debtors pursuant to the Bidding Procedures.

G. The Debtors (i) have full corporate power and authority to execute the APA and all other documents contemplated thereby, and the sale of the Assets by the Debtors has been duly and validly authorized by all necessary corporate action of  the Debtors, (ii) have all of the corporate power and authority necessary to consummate the transactions contemplated by the APA, (iii) have taken all corporate action necessary to authorize and approve the APA and the consummation by such Debtors of the transactions contemplated thereby.  No consents or approvals other than those expressly provided for in the APA are required for the Debtors to consummate such transactions.

H. Approval of the APA and consummation of the sale at this time is in the best interests of the Debtors, their estates, creditors and other parties-in-interest.

I. Debtors have demonstrated both (i) good, sufficient and sound business purpose and justification and (ii) compelling circumstances for the Sale pursuant to 11 U.S.C. § 363(b).

J. A reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been afforded to all interested persons and entities, including (i) the  United States Trustee; (ii) counsel to the Creditors’ Committee; (iii) all entities known to have an interest in the Assets; (iv) all federal, state , and local regulatory or taxing authorities that have a known interest in the relief requested by the Motion; (v) all parties to Assigned Agreements; and (vii) all other entities that have filed requests for notices pursuant to Bankruptcy Rule 2002.

K. The APA was negotiated, proposed and entered into by the Debtors and Purchaser without collusion, in good faith, and from arm’s-length bargaining positions.  There is no evidence that either Debtors or Purchaser has engaged in any conduct that would cause or permit the APA to be avoided under 11 U.S.C. § 363(n).

L. Purchaser is a good faith purchaser under 11 U.S.C. § 363(m) and, as such, Purchaser is entitled to all of the protections afforded thereby.  By closing the transactions contemplated by the APA, Purchaser is not a successor to the Debtors and the proposed sale is not a de facto merger or consolidation of the Debtors and the Purchaser.

M. The consideration provided by Purchaser for the Assets pursuant to the APA is fair and reasonable and is the highest and best offer for the Assets.

N. The Sale must be approved and consummated promptly in order to preserve the value of the Assets.

O The transfer of the Assets to Purchaser will be a legal, valid and effective transfer of the Assets, and will vest Purchaser with all right, title and interest of the Debtors to the Assets free and clear of all Interests, as hereinafter defined.

P. Purchaser would not have entered into the APA and would not consummate the transactions contemplated thereby if the sale of the Assets to Purchaser was not free and clear of all Interests of any kind or nature whatsoever, or if Purchaser would, or in the future could, be liable for any of the Interests and if the assignment of the Assumed Agreements could not be made under Code section 365.

Q. Debtors may sell the Assets free and clear of all Interests of any kind or nature whatsoever because, in each case, one or more of the standards set forth in 11 U.S.C. § 363(f)(1) - (5) has been satisfied.  Those (i) holders of Interests and (ii) non-debtor parties to Assumed Contracts who did not object, or who withdrew their objections, to the Sale or the Motion are deemed to have consented pursuant to 11 U.S.C. § 363(f)(2).

R. Except as expressly permitted or otherwise specifically provided for in the APA or this Sale Order, Purchaser, by closing the purchase of the Assets, does not constitute a successor to the Debtors or their estates.

S. The Debtors have demonstrated that it is an exercise of its sound business judgment to assume and assign the Assumed Agreements to Purchaser in connection with the consummation of the Sale, and the assumption and assignment of the Assumed Agreements is in the best interests of the Debtors, their estates and creditors.

T. Debtors (i) have provided adequate assurance of Purchaser’s future performance of and under the Assumed Agreements, within the meaning of 11 U.S.C. § 363(b)(1)(C) and § 365(f)(2)(B); (ii) will cure, or have provided adequate assurance of cure, of any default, not otherwise waived, existing prior to the date hereof under any of the Assumed Agreements, within the meaning of 11 U.S.C. § 363(b)(1)(A), and (iii) will provide compensation or adequate assurance of compensation to any party for any actual pecuniary loss to such party resulting from any default, not otherwise waived, existing prior to the date hereof under any of the Assumed Agreements, within the meaning of 11 U.S.C. § 363(b)(1)(B).

U. Good and sufficient cause exists for the granting of all of the relief requested in the Motion as set forth herein below.

BASED UPON THE FOREGOING FINDINGS, IT IS HEREBY,

ORDERED, that the findings set forth above and conclusions of law stated herein shall constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014.  To the extent any finding of fact later shall be determined to be a conclusion of law, it shall be so deemed.  To the extent any conclusion of law later shall be determined to be a finding of fact, it shall be so deemed; and it is further

ORDERED, the Motion is granted and all objections and responses concerning the Sale, if any, are resolved in accordance with the terms of this Sale Order as set forth in the record of the hearing and to the extent any such objections were not otherwise withdrawn, waived or settled, they are hereby overruled and denied; and it is further

ORDERED, that the sale of the Assets to Purchaser under the APA and this Sale Order, including assumption and assignment of the Assumed Agreements, as defined in the APA, pursuant to Sections 363(b) and (f) and Section 365 of the Bankruptcy Code, is hereby approved in all respects in accordance with this Sale Order, and it is further ORDERED, that the APA, in substantially the form attached hereto as Exhibit “A” is in all respects approved and the sale shall be in accordance with all the terms and conditions thereof; and it is further

ORDERED, in accordance with the Financing Order, the Loan Agreement (as defined in the Financing Order) and the other Loan Documents (as defined in the Financing Order), the Debtors are authorized and directed to remit or cause to be remitted to Lender all of the proceeds of the Sale, less (i) any adjustments required by the APA, and (ii) the amount of the Performance Fee payable to Focus Management Group USA (“Focus”),  which proceeds shall be indefeasibly paid to Lender for application to the Obligations (as defined in the Financing Order) owing to Lender under and in connection with the Financing Order, the Loan Agreement and the other Loan Documents.  To the extent of a conflict between the terms of this Sale Order, the APA or the other Sale Documents, on the one hand, and the Financing Order, on the other hand, the terms of the Financing Order shall control the respective obligations between the Debtors and Lender; and it is further

ORDERED, that the Debtors be, and are hereby, authorized and empowered to convey to Purchaser all of their right, title and interest in the Assets, free and clear of all liens, mechanics liens, debts, causes of action, obligations, liabilities, interests, encumbrances, charges, mortgages and claims of any kind, nature or description whatsoever, whether fixed or contingent, perfected or unperfected (collectively, “Interests”), with all such Interests to attach to the proceeds of the sale in the order of their priority and to the extent of their validity pursuant to 11 U.S.C. Section 363(f), provided that the Debtors shall remit or cause to be remitted to Lender the proceeds of the Sale as provided in the prior decretal  paragraph hereof; and it is further

ORDERED, Except as expressly permitted or otherwise specifically provided for in the APA or this Sale Order, all persons and entities holding Interests of any kind or nature whatsoever against or in Debtors or their Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, liquidated or unliquidated, senior or subordinated), arising under or out of, in connection with, or in any way relating to, Debtors, their Assets, the operation of the Debtors’ business prior to the Closing Date, or the transfer of the Assets to Purchaser, hereby are forever barred, estopped, and  permanently enjoined from asserting against Purchaser, its successors or assigns, its property, or the Assets, such persons’ or entities’ Interests; provided, however, that this paragraph shall not defeat any right which a party to an Assumed Agreement may have against Debtors or Debtors’ estates under Section 365 of the Bankruptcy Code; and it is further.

ORDERED, The transfer of the Assets to Purchaser pursuant to the APA constitutes a legal, valid and effective transfer of the Assets, and shall vest Purchaser with all right, title and interest of the Debtors in and to the Assets free and clear of all Interests of any kind or nature whatsoever, other than the Assumed Obligations, as that term is defined in the APA; and it is further

ORDERED, that Debtors shall cure those amounts, if any, listed on Exhibit “B” annexed hereto (the “Assumed Agreement Cure Amounts”) in full on the Closing Date upon the assignment of the Assumed Agreements by bank check, attorney escrow check, or wire transfer to be received no later than the next business day immediately following the Closing Date and all non-Debtor parties to the Assumed Agreements shall be barred from asserting any objections to the cure amounts or obligations; and it is further

ORDERED, that the Debtors are hereby authorized to assume and to assign to the Purchaser the Assumed Agreements (as defined in the APA) as set forth in Schedule A to the APA and annexed hereto to as Exhibit “C”, and such assumption and assignment is hereby approved pursuant to Section 365 of the Bankruptcy Code in accordance with all the terms of the Assumed Agreements except as specifically stated otherwise in this Sale Order; and it is further

ORDERED, that the Assumed Agreements shall be transferred to, and remain in full force and effect for the benefit of, Purchaser in accordance with their respective terms, notwithstanding any provision in any such Assumed Agreements (including those of the type described in Sections 365(b)(2) and (f)(1) of the Bankruptcy Code) that prohibits, restricts, or conditions such assignment or transfer and, pursuant to 11 U.S.C. § 365(k); and it is further

ORDERED, that the Debtors are hereby authorized to reject the Excluded Contracts and Excluded Leases (as defined in the APA)(collectively, the “Rejected Agreements”) contained within Schedule 2.4(d)(1) and 2.4(d)(2) to the APA and annexed hereto to as Exhibit “D”, and such rejection is hereby approved pursuant to Section 365 of the Bankruptcy Code; and it is further

ORDERED, that all parties to the Rejected Agreements shall file with the Clerk of the Bankruptcy Court, either electronically via the Court’s website www.nysb.uscourts.gov (login and password required) or by postal delivery to the United States Bankruptcy Court, One Bowling Green, Room 534, New York, NY 10004-1408, any rejection claims arising out of the rejection of any of the Rejected Agreements no later than February 25, 2008 (the “Rejection Claim Bar Date”). In the event that any party to a Rejected Agreement fails to file a rejection claim on or before the Rejection Claim Bar Date, such party shall be forever barred from asserting a claim against the Debtors or their estates arising out of such rejection; and it is further

ORDERED, that in accordance with Section 2.7 of the APA, the Debtors are hereby authorized, but not required, to assume and assign to Purchaser that certain Merchandise Warehouse Agreement with Warehouse Specialists, Inc. which is referenced on Exhibit “C” hereto (the “WS Agreement”), which decision to assume or reject will be made on or before the Closing Date (as defined in the APA).  In the event that Purchaser wishes the Debtors to assume the WS Agreement, the Purchaser shall provide the Debtors with written notice on or before the Closing Date of its decision and will pay the cure amount as scheduled in Exhibit B hereto, and the Debtors will not be responsible for said cure amount, in which case the WS Agreement will be assumed effective on the Closing Date and will be assigned to the Purchaser at that time. In the event, however, that the Purchaser provides the Debtors with prior written notice not to assume the WS Agreement, the WS

Agreement will be deemed rejected effective on the Closing Date.

ORDERED, that the Debtors shall serve a copy of this Sale Order on all parties to either the Assumed Agreements or the Rejected Agreements within three (3) business days of entry of this Sale Order; and it is further

ORDERED, Purchaser is hereby granted “good faith purchaser” status in accordance with Section 363(m) of the Bankruptcy Code and is afforded all of the rights and protections provided by Section 363(m) of the Bankruptcy Code; and it is further

ORDERED, that the sale by the Debtors is hereby deemed made without any representations or warranties of any kind other than the representations or warranties contained in the APA or otherwise set forth in this Sale Order; and it is further

ORDERED, that Purchaser and its agents and the Debtors and their agents are hereby authorized, empowered and directed to execute all documents and instruments necessary to effectuate the foregoing including, without limitation, the Consent, Release and Termination Agreement in favor of Lender (in accordance with the terms of the Financing Order, the Loan Agreement and the other Loan Documents); and it is further

ORDERED, that in accordance with the Agreement For Consulting Services (“Consulting Agreement”) previously approved by this Court, the Debtors are authorized to pay to Focus from the net proceeds of sale, an amount equal to 1% of the net proceeds of sale after crediting Purchaser with all adjustments provided for under the APA, in full and final satisfaction of its Performance Fee as provided under the Consulting Agreement, subject to further application and Order of this Court; and it is further

ORDERED, that the consideration provided by Purchaser for the Assets under the APA is fair and reasonable and the Sale may not be avoided under Code section 363(n); and it is further

ORDERED, that on the Closing Date, each of Debtors’ creditors is authorized and directed to execute such documents and take all other actions as may be necessary to release its Interests in the Assets, if any, as such Interests may have been recorded or may otherwise exist; and it is further

ORDERED, that this Sale Order (a) shall be effective as a determination that, on the Closing Date, all Interests of any kind or nature whatsoever existing as to the Debtors or the Assets prior to the Closing Date have been unconditionally released, discharged and terminated (other than the Assumed Liabilities), and that the conveyances described herein have been effected, and (b) shall be binding upon and shall govern the acts of all entities including without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Assets; and each and every federal, state and local governmental agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the APA; and it is further

ORDERED, that if any person or entity that has filed financing statements, mortgages, mechanic’s liens, lis pendens, or other documents or agreements evidencing Interests in the Debtors or the Assets shall not have delivered to the Debtors prior to the Closing Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases, of all Interests which the person or entity has with respect to the Debtors or the Assets or otherwise, then (a) Debtors are hereby authorized and directed to execute and file such statements, instruments, releases, and other documents on behalf of the person or entity with respect to the Assets and (b) Purchaser is hereby authorized to file, register, or otherwise record a certified copy of this Sale Order, which, once filed, registered or otherwise recorded, shall constitute conclusive evidence of the release of all Interests in the Assets of any kind or nature whatsoever; and it is further

ORDERED, that all entities that are presently, or on the Closing Date, as that term is defined in the APA, may be, in possession of some or all of the Assets are hereby directed to surrender possession of the Assets to Purchaser on the Closing Date; and it is further

ORDERED, that except as expressly permitted or otherwise specifically provided for in the APA or this Sale

Order, Purchaser shall have no liability or responsibility for any liability or other obligation of the Debtors arising under or related to the Assets.  Without limiting the generality of the foregoing, and except as expressly permitted or otherwise specifically provided for in the APA or this Sale Order, Purchaser shall not be liable for any claims against the Debtors or any of their predecessors or affiliates, and Purchaser shall have no successor or vicarious liabilities of any kind or character whether known or unknown as of the Closing Date, now existing or hereafter arising, whether fixed or contingent, with respect to the Debtors or any obligations of the Debtors arising before the Closing Date, including, but not limited to, liabilities on account of any taxes arising, accruing, or payable under, out of, in connection with, or in any way relating to the operation of the Debtors’ business prior to the Closing Date; and it is further

ORDERED, that the terms and provisions of the APA and this Sale Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtors, their estates and creditors, Purchaser and its respective affiliates, successors and assigns, and any affected third parties including, but not limited to, all persons asserting Interests in the Assets to be sold to Purchaser pursuant to the APA, notwithstanding any subsequent appointment of any trustee(s) under any chapter of the Code, as to which trustee(s) such terms and provisions likewise shall be binding; and it is further

ORDERED, that the APA and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties thereto, in a writing signed by both parties, and in accordance with the terms thereof, without further order of the Court, provided that any such modification, amendment or supplement is consented to by Lender and the Creditors Committee, is not substantively material and does not have a material adverse effect on the Debtors’ estates.

ORDERED, that notwithstanding anything to the contrary in the APA in this Order, the Debtors are hereby granted a non-exclusive, royalty-free license to use the Debtors’ name solely for the purposes of liquidating, pursuing or otherwise disposing of any of the Excluded Asset (as defined in the APA); and it is further

ORDERED, that the ten (10) day stay of the effective date of this Sale Order pursuant to Bankruptcy Rule 6004(g) is hereby waived; and it is further

ORDERED, that all parties referred to herein submit to the jurisdiction of this Bankruptcy Court with respect to all matters pertaining to this Sale Order and the APA; and it is further

ORDERED, that this Sale Order is subject to modification by further Order of this Court.

Dated:	New York, New York
January 23, 2008

/s/ Martin Glenn
HONORABLE MARTIN GLENN
UNITED STATES BANKRUPTCY JUDGE